                                                                  Exhibit (r)(2)

                          FIRST TRUST PORTFOLIOS L.P.
                                 CODE OF ETHICS

I.    STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is being adopted by First Trust Portfolios L.P. (the "Company") in recognition of the fact that the Company owes a duty at all times to place the interests of Shareholders of the Fund first. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" Fund securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to the Fund and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Shareholders.

II.   DEFINITIONS

 For Purposes of this Code of Ethics:

      A. "Company" shall mean First Trust Portfolios L.P.

      B. "Fund" shall mean Lehman Brothers / First Trust Income Opportunity
      Fund.

      C. "Shareholder" shall mean the holder of any share of the Fund.

      D. "Access Person" shall mean any trustee or officer of the Fund employed by the Company or any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for the Funds' portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for the Fund.

      E "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for the Funds' portfolio.

III.  PROHIBITED PRACTICES

In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

      A. No Investment Person shall purchase any security during the initial public offering of such security.

      B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Department.

      C. No Access Person shall purchase or sell any security on a day during which there is "buy" or a "sell" order from the Fund for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by the Fund. Any profits realized on transactions prohibited by this Section shall be disgorged.

      D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days. Any profits realized on transactions prohibited by this Section shall be disgorged.

      E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of the Fund and its Shareholders and the establishment of appropriate "Chinese wall" procedures by the Compliance Department.

      F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

IV.   COMPLIANCE PROCEDURES

In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

      A. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

      B. Each Access Person shall disclose all personal securities holdings, including any indirect beneficial ownership interest, to the Compliance Department both within 10 days of the commencement of employment with the Company and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

      C. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

      D. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Department all personal securities transactions in which such person had a direct or indirect beneficial ownership effected during such quarter by submitting the form attached hereto as Exhibit C.

      E. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.
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V.    EXEMPTIONS

The following transactions shall be exempted from the provisions of Article III and, in the case of paragraph A, C, and D below, Article IV of this Code of
Ethics:

      A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

      B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

      C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

      D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisors L.P.

VI.   SANCTIONS

      Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.

EXHIBIT A


                          FIRST TRUST PORTFOLIOS L.P.
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT

Name of Access/Investment Person: _______________________________________

Date: ______________________________________________________

[ ] I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.

Issuer                    # of shares/principal amount              Market Value
------                    ----------------------------              ------------







                                       OR

[ ] I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                       OR

[ ] I hereby certify that as of __________________, I had a beneficial interest in no securities.

Please provide the name of any broker-dealers or banks with whom you maintain an account in which any securities are held for your direct or indirect benefit:
________________________________________________________________________________
________________________________________________________________________________




________________________________________
Signature
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EXHIBIT B


                          FIRST TRUST PORTFOLIOS L.P.
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION

I, ___________________________, hereby certify that I have read, and understand the FIRST TRUST PORTFOLIOS L.P. Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.









_______________________________________                     ____________________
Signature                                                   Date
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EXHIBIT C


                          FIRST TRUST PORTFOLIOS L.P.
             ACCESS/INVESTMENT PERSON QUARTERLY TRANSACTION REPORT


Name of Access/Investment Person: ________________________________________

Date: _____________________

[ ] I hereby certify that during the calendar quarter ended _____________, I had a beneficial ownership interest in the following securities transactions:

  Date of        Type of      Type of Security    Issuer      # of shares/           Interest         $ amount    Broker-Dealer or
Transaction    Transaction                                  principal amount    rate/maturity date                      Bank
                                                                                 (if applicable)






                                       OR

[ ] I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other than those set forth on the attached brokerage account confirmations.

                                       OR

[ ] I hereby certify that during the calendar quarter ended ___________, I had a beneficial ownership interest in no securities transactions.

Please provide the name of any broker-dealers or banks with whom you have established an account in which any securities were held during the last quarter for your direct or indirect benefit:____________________________________________
________________________________________________________________________________




_______________________________________
Signature

                                 CODE OF ETHICS
                                 ACCESS PERSONS


                                   SCOTT HALL